Exhibit 1.1
Great Plains Energy Incorporated
$100,000,000
6.875% Notes due 2017
UNDERWRITING AGREEMENT
dated September 20, 2007
J.P. Morgan Securities Inc.

Underwriting Agreement
September 20, 2007
J.P. MORGAN SECURITIES INC.
          As Representative of the several Underwriters
c/o J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Great Plains Energy Incorporated, a Missouri corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $100,000,000 aggregate principal amount of the Company’s 6.875% Notes due 2017 (the “Notes”). J.P. Morgan Securities Inc. has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Notes.
     The Notes will be issued pursuant to an indenture (the “Base Indenture”), dated as of June 1, 2004 between the Company and The Bank of New York Trust Company, N.A. (successor to BNY Midwest Trust Company), as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) in accordance with Article Thirteen of the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2(b) below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-133891), to be used in connection with, among other securities, the public offering and sale of debt securities, including the Notes, of the Company. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement”. The term “Base Prospectus” shall mean the base prospectus dated May 8, 2006 relating to the Notes. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) and delivered by the parties hereto. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 6:29 p.m. (Eastern time) on September 20, 2007 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, after the Initial Sale Time.
The Company hereby confirms its agreements with the Underwriters as follows:
Section 1. Representations and Warranties of the Company.
The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (as defined herein) (in each case, a “Representation Date”), as follows:
     a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).
     At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof.
     Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated September 10, 2007, (ii) each issuer free writing prospectus as defined in Rule 433 of the Securities Act, if any, identified in Annex I hereto (each, an “Issuer Free Writing Prospectus”) and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. At the Initial Sale Time, the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof.
     c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.
     e) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Notes and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not or is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
     f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of Notes or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof. No electronic roadshow has been prepared or used by the Company in connection with the offering of the Notes.
     g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

     h) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Missouri with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Supplemental Indenture and the Notes and to perform its obligations under the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not result in a Material Adverse Change (as defined herein).
     i) Subsidiaries. Each of KLT Inc., Kansas City Power & Light Company (“KCP&L”), Kansas City Power and Light Receivables Company, KLT Energy Services Inc., Innovative Energy Consultants Inc., Custom Energy Holdings, L.L.C., and Strategic Energy, L.L.C. (“Strategic Energy”) and each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a “Subsidiary” and, together, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock or limited liability company interests owned directly or indirectly by the Company of each such Subsidiary have been duly authorized and validly issued, are, in the case of shares of capital stock, fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or limited liability company interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
     j) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     k) Accountants. The accountants who issued their reports on the financial statements of the Company included or incorporated by reference in the Disclosure Package and the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act.
     l) Financial Statements. The historical financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (in each case, other than pro forma financial information and projections) present fairly, in all material respects, the financial position of the

Company as of the dates indicated and the results of its operations and cash flows for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and any such supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information of the Company included or incorporated by reference in the Disclosure Package and the Prospectus (in each case, other than pro forma financial information and projections) present fairly, in accordance with GAAP, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. The historical pro forma financial statements of the Company included or incorporated by reference in the Registration Statement have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The assumptions used in preparing the pro forma financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related pro forma adjustments give appropriate effect to those assumptions in all material respects; and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts in all material respects.
     m) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     n) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     o) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.
     p) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

     q) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”) and (b) there have been no transactions entered into by the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business which are material with respect to the Company and its subsidiaries considered as one enterprise.
     r) No Defaults. Neither the Company nor any of the Subsidiaries is in violation of its charter, limited liability company agreement or by-laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Agreement or Instrument” and, collectively, the “Agreements and Instruments”). The execution and delivery of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any material Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, limited liability company agreement or by-laws, of the Company or any of the Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.
     s) Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals in connection with the issuance and sale of the Notes or will have done so by the time the Notes shall be issued and sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities laws.
     t) Legal Proceedings; Contracts. Except as may be set forth, incorporated or deemed incorporated by reference in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or its subsidiaries which would reasonably be expected to result in any Material Adverse Change, or might materially and adversely affect its properties or assets or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; and there are no contracts or documents which are required to be filed as exhibits to the Registration Statement by the Securities Act which have not been so filed.

     u) Franchises. The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the regulated utility businesses in which they are engaged (including, without limitation, the regulated utility businesses conducted by KCP&L and the competitive electricity supply services provided by Strategic Energy), in the territories from which substantially all of the Company’s consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not result in a Material Adverse Change.
     v) Environmental Laws. Except as described, incorporated or deemed incorporated by reference in the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
     w) Investment Company Act. The Company is not and, upon the issuance and sale of the Notes as contemplated herein and the application of the net proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
     x) ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and the Subsidiaries have not incurred and do not expect to incur any material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     y) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.
     z) Taxes. The Company and each of the Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected to result in, a Material Adverse Change.
     aa) Internal Controls. Each of the Company and the Subsidiaries (A) make and keep accurate books and records and (B) maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     bb) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, and the requirement that the Company and its consolidated subsidiaries maintain the following, among other, controls and procedures:
     (i) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the Exchange Act;
     (ii) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act; and
     (iii) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the Exchange Act.
     cc) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes (however, certain documents incorporated by reference in the Registration Statement are being reviewed by, and the Company is in the process of responding to comments from, the Commission).
     dd) Ratings. The Notes are rated Baa2 (Stable Outlook) by Moody’s Investors Service, Inc. and BBB- (CreditWatch with Negative Implications) by Standard & Poor’s Ratings Services.
     Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.
     Section 2. Purchase, Sale and Delivery of the Notes.
          a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to Section 8 hereof, at a purchase price of 98.834% of the principal amount of the Notes, payable on the Closing Date.
          b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m., New York City time, on September 25, 2007, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).
          c) Public Offering of the Notes. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.
          d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.
     It is understood that the Representative has been authorized, for its own account and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representative may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters through the facilities of the Depositary certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be definitive global certificates in book-entry form for clearance through the Depositary. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     Section 3. Covenants of the Company.
     The Company covenants and agrees with each Underwriter as follows:
          a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representative, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to any Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether any Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
          b) Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the date of this Agreement and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, a prospectus relating to the Notes is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish, within a reasonable time prior to filing such amendment or supplement, to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement (except for any amendment or supplement filed under the Exchange Act after the Closing Date) to which the Representative or counsel for the Underwriters shall reasonably object.

          c) Delivery of Registration Statements. If requested, the Company will furnish or deliver to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. Each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If, at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act, the Company will (1) notify the Representative of any such event, development or condition, (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and (3) the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement to the Disclosure Package or the Prospectus as the Underwriters may reasonably request.
          f) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The

Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use every reasonable effort to obtain the withdrawal thereof at the earliest possible moment.
          g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.
          h) Depositary. The Company will cooperate with the Underwriters and use every reasonable effort to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.
          i) Periodic Reporting Obligations. During the Prospectus Delivery Period and subject to Section 3(b) hereof, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.
          j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).
          k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in substantially the form attached hereto as Exhibit B, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
          l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, represents that it has not made, and agrees with the Company that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Notes that would constitute an “issuer free writing prospectus” or that would otherwise constitute a “free writing prospectus” (as those terms are defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Annex I hereto. Any such free writing prospectus consented to by the

Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
          n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
          o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.
          p) Earning Statement. The Company will make generally available to the Company’s security holders and to the Representative as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act.
     The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (xi) all reasonable out-of-pocket expenses incurred by the Representative with respect to any roadshow, including expenses relating to slide production, internet roadshow taping and travel, and (xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 4. Except as provided in this Section 4, Section 6 and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of each Representation Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
          a) Effectiveness of Registration Statement. The Registration Statement shall remain effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.
          b) Filings under Rule 424 and Rule 433. For the period from the Execution Time to the Closing Date:
     (i) the Company shall have filed any Preliminary Prospectus not previously filed and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective; and
     (ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.
          c) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received:
     (i) a letter dated the date hereof from Deloitte & Touche LLP, independent public or certified public accountants for the Company, addressed to the Underwriters, in form and substance satisfactory to the Representative with respect to the audited and unaudited consolidated financial statements and certain financial information included or incorporated in the Registration Statement, any Preliminary Prospectus and the Prospectus; and
     (ii) a letter dated the date hereof from KPMG LLP, independent public or certified public accountants for Aquila, Inc., addressed to the Underwriters, in form and substance satisfactory to the Representative with respect to the audited and unaudited consolidated financial statements and certain financial information of Aquila, Inc. included or incorporated in the Registration Statement, any Preliminary Prospectus and the Prospectus.
          d) Bring-down Comfort Letter. On the Closing Date, the Representative shall have received:
     (i) a letter dated the Closing Date from Deloitte & Touche LLP, independent public or certified public accountants for the Company, addressed to the Underwriters, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c)(i) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date; and
     (ii) a letter dated the Closing Date from KPMG LLP, independent public or certified public accountants for Aquila, Inc., addressed to the Underwriters, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c)(ii) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

          e) No Material Adverse Change or Ratings Agency Change. For the period from the Execution Time to the Closing Date:
        (i) in the reasonable judgment of the Representative, there shall not have occurred any Material Adverse Change, except as reflected in or contemplated by the Disclosure Package; and
        (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
          f) Opinion of Counsel for the Company. On the Closing Date, the Representative shall have received the favorable opinions of (i) Sidley Austin LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1, and (ii) Mark English, the General Counsel of the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-2.
          g) Opinion of Counsel for the Underwriters. On the Closing Date, the Representative shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
          h) Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer, President or a Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that, to the best of their knowledge after reasonable investigation:
        (i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;
        (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;
        (iii) there has not occurred any downgrading, and the Company has not received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
        (iv) for the period from the Execution Time to the Closing Date, there has not occurred any Material Adverse Change;

        (v) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
        (vi) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
          i) Additional Documents. On or before the Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7 and Section 15 hereof shall at all times be effective and shall survive such termination.
     Section 6. Indemnification.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter, its officers, directors, employees, agents and controlling persons for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter, officer, director, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, such Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein; and to reimburse the Company, such director, officer or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company, such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the following statements set forth under the caption “Underwriting” in the Prospectus: (i) the fourth paragraph of text that begins with the phrase “The underwriters initially propose...”; the third and fourth sentences of the seventh paragraph of text that begins with the phrase “The notes are a new issue of securities...” ; and (iii) the eighth paragraph of text that begins with the phrase “In connection with the offering...”. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by (i) the Representative, in the case of indemnification pursuant to Section 6(a) hereof, or (ii) the Company, in the case of indemnification pursuant to Section 6(b) hereof, and that all such reasonable fees and expenses shall be reimbursed as they are incurred).
     (d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) hereof for purposes of indemnification.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in

Schedule A. For purposes of this Section 7, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     Section 8. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes, to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7 and Section 15 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, each Issuer Free Writing Prospectus, each Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 9. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the New York Stock Exchange or the Commission, or trading in securities generally on the NASDAQ Global Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on either of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any material adverse change in the United States or international financial markets, or any change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Representative, there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 hereof, (b) any Underwriter to the Company, or (c) any party hereto to any other party except that the provisions of Section 6, Section 7 and Section 15 hereof shall at all times be effective and shall survive such termination.
     Section 10. No Fiduciary Duty. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of (A) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

     Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or faxed and confirmed to the parties hereto as follows:
     If to the Representative:
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Facsimile: (212) 834-6081
Attention: Investment Grade Syndicate Desk
with a copy to:
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
Facsimile: (650) 752-2111
Attention: Julia Cowles
     If to the Company:
Great Plains Energy Incorporated
1201 Walnut Street
Kansas City, Missouri 64106-2124
Facsimile: (816) 556-2418
Attention: Mark English
with a copy to:
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Facsimile: (312) 853-7036
Attention: Richard Astle
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 6 and 7 hereof, and in each case their respective successors and assigns, and no other person will have any right or obligation hereunder. The term “successors and assigns” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

     Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.
     Section 16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 hereof and the contribution provisions of Section 7 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, GREAT PLAINS ENERGY INCORPORATED
By:	/s/ Terry Bassham
	Name:	Terry Bassham
	Title:	Executive Vice President – Finance and Strategic Development and Chief Financial Officer

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

J.P. MORGAN SECURITIES INC.
Acting as Representative of the
several Underwriters named in
the attached Schedule A.

By:	J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi Name: Robert Bottamedi
Title: Vice President

SCHEDULE A

Aggregate
Principal
Amount of
Notes to be
Underwriters	Purchased
J.P. Morgan Securities Inc.	$90,000,000
UMB Financial Services, Inc.	$10,000,000

Total	$100,000,000

1

ANNEX I
LIST OF ISSUER FREE WRITING PROSPECTUSES
1.	Preliminary Term Sheet dated September 20, 2007

2.	Final Term Sheet dated September 20, 2007

1

EXHIBIT A-1
Form of Opinion of Issuer’s Counsel
September [•], 2007
J.P. MORGAN SECURITIES INC.
           As Representative of the several Underwriters

c/o	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017

Re:	Great Plains Energy Inc. [•]% Notes due 2017
Ladies and Gentlemen:
          As special counsel for Great Plains Energy Incorporated, a Missouri corporation (the “Company”), we address this letter to you individually and as the representative of the several Underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement dated September [•], 2007 (the “Underwriting Agreement”) between you, as representative of the Underwriters, and the Company, with respect to the issuance and sale pursuant thereto of $[•] aggregate principal amount of the Company’s [•]% Notes due 2017 (the “Notes”). The Notes are being issued under an indenture dated as of June 1, 2004 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A. (successor to BNY Midwest Trust Company), as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of September [•], 2007 between the Company and the Trustee (the “Supplemental Indenture”).
          The Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”):
          (i) on May 8, 2006, a Registration Statement on Form S-3 (Registration No. 333-133891), which registration statement became effective upon filing pursuant to Rule 462(e) under the Securities Act; as used in this letter, the term “Registration Statement” shall mean, as of any time referred to herein, such registration statement, as amended at such time, including all exhibits thereto (but excluding Form T-1) and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and any prospectus supplement relating to the Notes that was filed with the Commission and deemed to be part of and included in the Registration Statement pursuant to Rule 430B(f)(1) under the Securities Act;
          (ii) on September [•], 2007, pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”), the Company’s preliminary prospectus supplement dated September [•], 2007
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(the “Preliminary Prospectus Supplement”) specifically relating to the Notes and the prospectus dated May 8, 2006 included in the Registration Statement (including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, the “Base Prospectus”); as used in this letter, the term “Preliminary Prospectus” shall mean the Preliminary Prospectus Supplement together with the Base Prospectus;
          (iii) on September [•], 2007, pursuant to Rule 433 under the Securities Act (“Rule 433”), a final term sheet, dated September [•], 2007 (the “Final Term Sheet”), relating to the Notes; and
          (iv) on September [•], 2007, pursuant to Rule 424(b), the Company’s prospectus supplement dated September [•], 2007 (the “Prospectus Supplement”) specifically relating to the Notes and the Base Prospectus; as used in this letter, the term “Prospectus” shall mean the Prospectus Supplement together with the Base Prospectus.
          As used in this letter, the term “Initial Sale Time” means [•] [p.m.] (Eastern time) on September [•], 2007.
          Pursuant to the requirement of Section 5(f)(i) of the Underwriting Agreement, this will advise you that in the opinion of the undersigned:
     1. The Registration Statement has become effective under the Securities Act; each of the Preliminary Prospectus and the Prospectus has been filed pursuant to Rule 424(b) in accordance with Rule 424(b); the Final Term Sheet has been filed pursuant to Rule 433 in accordance with Rule 433; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect nor are any proceedings for such purpose pending before or threatened by the Commission.
     2. The Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), at the time the Registration Statement became effective and at the “new effective date” (as defined herein), the Preliminary Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), at the Initial Sale Time, and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), as of the date of the Prospectus Supplement and as of the date hereof, each complied as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Securities Act and the rules and regulations of the Commission promulgated thereunder.
     3. The documents incorporated by reference in the Preliminary Prospectus and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), at the
A-1-2

respective times such documents were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder.
     4. The Indenture has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     5. The execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes and the consummation by the Company of the transactions contemplated thereby (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Disclosure Package (as defined in Annex A hereto) and in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Notes do not and will not violate any provision of New York law that, in our experience and without independent investigation, is normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture (provided no opinion is expressed with respect to state securities or blue sky laws).
     6. The Notes, when duly authorized and executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor pursuant to the terms of the Underwriting Agreement, will constitute a legal, valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms of the Notes, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     7. To our knowledge, no consent, approval, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required under Applicable Laws for the execution and delivery by the Company of, or the performance of the Company’s obligations under, the Underwriting Agreement, the Indenture or the Supplemental Indenture, or for the issue and sale of the Notes. As used in this paragraph 7, the term “Applicable Laws” means the laws of the State of New York and the federal laws of the United States of America which, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Supplemental Indenture (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws, including, without limitation, the Securities Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the respective rules and regulations thereunder).
A-1-3

     8. The statements set forth in the Disclosure Package and the Prospectus under the headings “Description of the notes” (insofar as such statements purport to summarize certain provisions of the Notes, the Indenture and the Supplemental Indenture) fairly summarize in all material respects the matters therein described.
     9. The Company is not, and after receipt of payment for the Notes and application of the proceeds therefrom as described in the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act.
          In acting as special counsel for the Company in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Company, including its independent registered public accountants and representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. We have not participated in the preparation of the documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, however, we have reviewed such documents. Except as stated in numbered paragraph 8 above, we have not independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement, the Disclosure Package or the Prospectus. However, as a result of such consideration and participation, no facts have come to our attention that have caused us to believe that:
          (a) the Registration Statement, as of each “new effective date” with respect to the Notes pursuant to, and within the meaning of, Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (b) the Disclosure Package, at the Initial Sale Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (c) the Prospectus, as of the date of the Prospectus Supplement and on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
except in each case we express no belief, and make no statement with respect to, the financial statements, financial data, statistical data and supporting schedules included or incorporated or deemed to be incorporated by reference therein or omitted therefrom.
          Insofar as the statement set forth in paragraph (a) above addresses the Registration Statement at a “new effective date” with respect to the Notes:
          (i) we have been informed by you, as the representative of the Underwriters, that the date of first use of the Preliminary Prospectus was September [•], 2007 and that we may assume that such use occurred prior to the date and time of the first contract of sale of the Notes
A-1-4

for the purposes of Rule 430B(f)(1) under the Securities Act; and, therefore, we assume that a “new effective date” was September [•], 2007, and we have assumed, with your permission and without independent investigation or verification, the accuracy of such information; and
          (ii) we have been informed by you, as the representative of the Underwriters, that the Initial Sale Time was immediately prior to the earlier of the date that the Prospectus was first used or the date and time of the first contract of sale of the Notes for the purposes of Rule 430B(f)(1) under the Securities Act; and, therefore, we assume that a “new effective date” was the Initial Sale Time, and we have assumed, with your permission and without independent investigation or verification, the accuracy of such information.
          For the purpose of rendering the foregoing opinions and making the foregoing statements, we have relied to the extent we have deemed appropriate, as to various questions of fact material to such opinions and statements, upon the representations made by the Company in the Underwriting Agreement and upon certificates of officers of the Company. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). In rendering our opinion set forth in numbered paragraph 1 above with respect to the effectiveness of the Registration Statement and the absence of stop orders or proceedings, we have relied solely upon the oral advice of the staff of the Commission via a telephonic call on the date hereof. In rendering our opinion set forth in numbered paragraph 1 above with respect to the filing of the Preliminary Prospectus, the Final Term Sheet and the Prospectus, we have relied solely upon our review of the EDGAR website of the Commission. With respect to any instrument or agreement executed or to be executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and (ii) such party has or had full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and, with respect to any party other than the Company, is a valid, binding and enforceable agreement or obligation, as the case may be, of, such party.
          In rendering our opinion set forth in numbered paragraph 9 above, we have relied exclusively, as to all factual matters, on the certificate, dated as of the date of this letter, of Terry Bassham, Executive Vice President—Finance and Strategic Development and Chief Financial Officer of the Company, and assumed that the certifications contained therein will be true and correct as of the time of the application of the proceeds of the Notes.
          Any opinion or statement herein which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with the Firm who have had active involvement in representing the Company have no current
A-1-5

conscious awareness of any facts or information contrary to such opinion or statement. Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this letter.
          This letter is limited to the federal laws of the United States of America and the laws of the State of New York. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder (other than federal securities laws). This letter is based on the law in effect, and the facts and circumstances existing, on the date of this letter. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions and statements expressed above, including any changes in applicable law which may hereafter occur.
          This letter is being rendered and delivered solely to and for the benefit of the persons to whom it is addressed; accordingly, it may not be delivered to or relied upon by any other person (including, without limitation, any person who acquires the Notes from or through the Underwriters), quoted or filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.
Very truly yours,
A-1-6

ANNEX A
DISCLOSURE PACKAGE
1.	The Preliminary Prospectus.

2.	The Preliminary Term Sheet dated September 20, 2007.

3.	The Final Term Sheet.
          For purposes of determining the “Disclosure Package,” the information contained in the foregoing documents shall be considered together.

A-1-1

EXHIBIT A-2
Form of Opinion of Company’s General Counsel
a)	The Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas with corporate power and authority to own, lease and operate its properties and to conduct its business as set forth in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.

b)	This Agreement has been duly authorized, executed and delivered by the Company.

c)	The Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company.

d)	The Notes have been duly authorized, executed and delivered by the Company.

e)	Each Subsidiary has been duly organized or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock or limited liability company interests owned directly or indirectly by the Company of each Subsidiary have been duly authorized and validly issued, are, in the case of shares of capital stock, fully paid and non-assessable and, to the best of such counsel’s knowledge, such shares of capital stock or limited liability company interests owned by the Company, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and none of the outstanding shares of capital stock or limited liability company interests of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.

f)	No approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than (i) as may be required under securities or blue sky laws of the various states, as to which such counsel need express no opinion, and (ii) as may have already been obtained or made and shall be in full force and effect on the date hereof) is necessary with respect to the issue and sale of the Notes as contemplated in this Agreement, the Indenture and the Supplemental Indenture.

g)	The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the regulated utility businesses in which they are engaged, in the territories from which substantially all of the

A-2-1

Company’s consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not reasonably be expected to result in a Material Adverse Change.

h)	To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Disclosure Package and the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the consolidated financial condition of the Company and its subsidiaries, taken as a whole.

i)	To the best of such counsel’s knowledge, the Company is not in violation of its Articles of Incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material Agreement or Instrument.

j)	The execution, delivery and performance of this Agreement, the Indenture, the Supplemental Indenture and the Notes and the consummation of the transactions contemplated therein (including the issuance and sale of the Notes and the use of the proceeds received by the Company from the sale of the Notes as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture, the Supplemental Indenture and the Notes do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any material Agreement or Instrument, or any law, administrative regulation or administrative or court order or decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws, as amended, of the Company.

k)	To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits to the Registration Statement, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Agreement or Instrument described, referred to, filed or incorporated by reference therein.
In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the laws of the States of Missouri and Kansas and the federal laws of the United States of America. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document

A-2-2

relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

A-2-3

EXHIBIT B
Final Term Sheet
6.875% Notes due 2017
Dated: September 20, 2007

Issuer:	Great Plains Energy Incorporated

Principal Amount:	$100,000,000

Maturity:	September 15, 2017

Coupon (Interest Rate):	6.875%

Yield to Maturity:	6.948%

Spread to Benchmark Treasury:	225 basis points

Benchmark Treasury:	4.75% due August 15, 2017

Benchmark Treasury Price and Yield:	100-13/4.698%

Interest Payment Dates:	Semi-annually on March 15 and September 15, commencing on March 15, 2008

Coupon step-up	If the rating on the notes from Moody’s Investors Service, Inc. (Moody’s) is a rating set forth in the immediately following table, the per annum interest rate on the notes will increase from that set forth under Coupon (Interest Rate) above by the percentage set forth opposite that rating:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

If the rating on the notes from Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. (S&P), is a rating set forth in the immediately following table, the per annum interest rate on the notes will increase from that set forth under Coupon (Interest Rate) above by the percentage set forth opposite that rating:

Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

B-1

If Moody’s or S&P subsequently increases its rating to any of the threshold ratings set forth above, the per annum interest rate on the notes will be decreased such that the per annum interest rate equals the interest rate set forth under Coupon (Interest Rate) above plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the per annum interest rate on the notes be reduced below the interest rate set forth under Coupon (Interest Rate) above, and (2) the total increase in the per annum interest rate on the notes exceed 2.00% above the interest rate set forth under Coupon (Interest Rate) above.

If either Moody’s or S&P ceases to provide a rating, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the notes shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating. If both Moody’s and S&P cease to provide a rating, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the interest rate set forth under Coupon (Interest Rate) above.

Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period during which a rating change requires an adjustment to the interest rate on the notes as described above.

Redemption Provision:	Callable at any time at a make-whole price of the greater of (i) 100% of the principal amount or (ii) discounted present value at Treasury Rate plus 35 basis points

Price to Public:	99.484% of the principal amount, plus accrued interest, if any, from September 25, 2007

Settlement Date:	September 25, 2007

Ratings:	Moody’s Investor Services: Baa2 (Stable Outlook) Standard & Poor’s Ratings Group: BBB- (CreditWatch with Negative Implications)

Sole Bookrunner:	J.P. Morgan Securities Inc.

Co-Manager:	UMB Financial Services, Inc.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, J.P. Morgan Securities Inc. can arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at (212) 834-4533.

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